Exhibit 99.1

Vistagen Appoints Cindy Anderson as Chief Financial Officer

Anderson succeeds Jerrold Dotson who is retiring after a distinguished decade-long career with Vistagen

SOUTH SAN FRANCISCO, Calif. – August 22, 2023 – Vistagen (NASDAQ: VTGN) a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression and other central nervous system (CNS) disorders, today announced the appointment of Cindy Anderson as Chief Financial Officer (CFO), effective August 21, 2023. Ms. Anderson will succeed Jerrold Dotson, whose planned retirement was announced in July of this year.

“We are delighted to welcome Ms. Anderson, an experienced and highly accomplished finance professional, to our team,” said Shawn Singh, Chief Executive Officer of Vistagen. “As CFO, Ms. Anderson will leverage deep experience in corporate strategic and financial operations while managing finance and growth objectives as we work to bring novel CNS treatments to patients. On behalf of Vistagen, I’d like to express our sincere gratitude to Mr. Dotson for his dedicated service and invaluable contributions to the company during his remarkable tenure. As he embarks on his retirement, we extend our best wishes for success and fulfillment in the future. At the same time, we remain steadfast in our work to advance our mission and enthusiastically welcome Ms. Anderson to our accomplished team."

Ms. Anderson brings almost two decades of financial and operating strength from her experiences in the biotechnology sector. She joins Vistagen from Alnylam Pharmaceuticals where she served as the Chief Accounting Officer, focused on strategic and financial operations. Prior to Alnylam, she served in various roles of increasing responsibility at Alexion Pharmaceuticals and at Ernst & Young. Ms. Anderson began her career at PricewaterhouseCoopers and is a certified public accountant. Ms. Anderson holds a B.S. in Business Administration from the University of Connecticut and a M.S. in Accounting from the University of Texas at Dallas. She earned her CPA in Texas.

About Vistagen

Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression and other CNS disorders. Vistagen is advancing therapeutics with the potential to be faster-acting, and with fewer side effects and safety concerns, than those currently available for the treatment of anxiety, depression and multiple CNS disorders. Vistagen's pipeline includes six clinical-stage product candidates, including fasedienol (PH94B), itruvone (PH10), PH15, PH80, and PH284, each an investigational agent belonging to a new class of drugs known as pherines, as well as AV-101, which is an oral prodrug of an antagonist of the N-methyl-D-aspartate receptor (NMDAR). Pherines are neuroactive nasal sprays designed with an innovative proposed mechanism of action that activates chemosensory neurons in the nasal cavity and can beneficially impact key neural circuits in the brain without systemic absorption or direct activity on neurons in the brain. Vistagen is passionate about transforming mental health care and redefining what is possible in the treatment of anxiety, depression and several other CNS disorders. Connect at www.Vistagen.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. These risks and uncertainties are fully discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 10-K for the year ended March 31, 2023, and in our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). Our SEC filings are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements represent our views only as of the issuance of this release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Investors

Mark McPartland

Senior Vice President, Investor Relations

(650) 577-3606

markmcp@vistagen.com

Media

Nate Hitchings

SKDK

nhitchings@skdknick.com

###